Exhibit 4.2
TERM NOTE-NON REVOLVING-LINE OF CREDIT NOTE
December 13, 2010

$250,000.00	Pittsburgh, Pennsylvania
For value received, the undersigned Orbit/FR, Inc., a Delaware corporation, with an address of 506 Prudential Road, Horsham, Pennsylvania 19044, Advanced ElectroMagnetics, Inc., a California corporation, with an address of 9311 Stevens Road San Tee, CA 92071, Orbit Advanced Technologies, Inc., a Delaware corporation, with an address of 506 Prudential Road, Horsham, Pennsylvania 19044 and Flam & Russell, Inc., a Delaware corporation, with an address of 506 Prudential Road, Horsham, Pennsylvania 19044 (collectively, the “Borrower”), jointly and severally, promise to pay to the order of Citizens Bank of Pennsylvania, a Pennsylvania, state-chartered bank with an address of 525 William Penn Place, Pittsburgh, Pennsylvania 15219-1724 (together with its successors and assigns, the “Bank”), the principal amount of Two Hundred Fifty Thousand Dollars and Zero Cents ($250,000.00), or, if less, such amount as may be the aggregate unpaid principal amount of all loans or advances made by the Bank to the Borrower pursuant hereto, on or before 12/13, 2016 (the “Maturity Date”), The aggregate principal outstanding balance of each Advance shall bear interest thereon at a per annum rate equal to a fixed rate equal to Two and One-Half Percent (2.50%) above the Bank’s Cost of Funds (as hereinafter defined).
This Note evidences a line of credit for the purpose of financing the acquisition of equipment by the Borrower. Advances shall be limited to a maximum of 100% of the invoice price of equipment, (minimum advance of $50,000.00), less delivery and installation costs acceptable to the Bank in its sole discretion, based upon invoices or other evidence acceptable to the Bank. Advances may be made from time to time until 12/13, 2011 (the “Conversion Date”). Undersigned may borrow, one or more advances hereunder provided, however, that amounts repaid may not be reborrowed hereunder.
Each advance shall be repaid in equal installments comprised of principal and interest (calculated by the Bank in the Bank’s sole discretion at the applicable rate) based upon up to a 5 year amortization period, determined by the Bank in its sole discretion at the time of such advance and commencing on the date of such advance, except that the last installment shall be due and payable on the Maturity Date and shall be in an amount equal to the aggregate outstanding balance on the Maturity Date.
This Note is secured by all collateral granted to the Bank by the Borrower or any endorser or guarantor hereof or by any other party and shall be secured by any additional collateral hereafter granted to the Bank by the Borrower or any endorser or guarantor hereof or by any other party.
Principal and interest shall be payable at the Bank’s main office or at such other place as the Bank may designate in writing in immediately available funds in lawful money of the United States of America without set-off, deduction or counterclaim. Interest shall be calculated on the basis of actual number of days elapsed and a 360-day year.
At the option of the Bank, this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (each, an “Event of Default”): (1) default of any liability, obligation, covenant or undertaking of the Borrower, any endorser or any guarantor hereof to the Bank, hereunder or otherwise, including, without limitation, failure to pay in full and when due any installment of principal or interest or default of the Borrower, any endorser or any guarantor hereof under any other loan document delivered by the Borrower, any endorser or any guarantor, or in connection with the loan evidenced by this Note or any other agreement by the Borrower, any endorser or any guarantor with the Bank; (2) failure of the Borrower, any endorser or any guarantor hereof to maintain aggregate collateral security value satisfactory to the Bank; (3) default of any material liability, obligation or undertaking of the Borrower, any endorser or any guarantor hereof to any other party; (4) if any statement, representation or warranty heretofore, now or hereafter made by the Borrower, any endorser or any guarantor hereof in connection with the loan evidenced by this Note or in any supporting financial statement of the Borrower, any endorser or any guarantor hereof shall be determined by the Bank to have been false or misleading in any material respect when made; (5) if the Borrower, any endorser or any guarantor hereof is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property; (6) the death of the Borrower, any endorser or any guarantor hereof and, if the Borrower, any endorser or any guarantor hereof is a partnership or limited liability company, the death of any partner or member; (7) the institution by or against the Borrower, any endorser or any guarantor hereof of any proceedings under the Bankruptcy Code 11 USC §101 et seq. or any other law in which the Borrower, any endorser or any guarantor hereof is alleged to be insolvent or unable to pay its debts as they mature, or the making by the Borrower, any endorser or any guarantor hereof of an assignment for the benefit of creditors or the granting by the Borrower, any endorser or any guarantor hereof of a trust mortgage for the benefit of creditors; (8) the service upon the Bank of a writ in which the Bank is named as trustee of the Borrower, any endorser or any guarantor hereof; (9) a judgment or judgments for the payment of money shall be rendered against the Borrower, any endorser or any guarantor hereof, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; (10) any levy, lien (including mechanics lien) except as permitted under any of the other loan documents between the Bank and the Borrower, seizure, attachment, execution or similar process shall be issued or levied on any of the property of the Borrower, any endorser or any guarantor hereof; (11) the termination or revocation of any guaranty hereof; or (12) the occurrence of such a change in the condition or affairs (financial or otherwise) of the Borrower, any endorser or any guarantor hereof, or the occurrence of any other event or circumstance, such that the Bank, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any obligation of the Borrower, any endorser or any guarantor hereof to the Bank has been or may be impaired.
BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ATTORNEYS OR THE PROTHONOTARY OR CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR IN ANY OTHER JURISDICTION, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, TO APPEAR FOR BORROWER IN ANY SUCH COURT, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM OR TIME THERE OR ELSEWHERE TO BE HELD AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST BORROWER IN FAVOR OF THE BANK FOR ALL SUMS DUE OR TO BECOME DUE BY BORROWER TO THE BANK UNDER THIS NOTE, WITH COSTS OF SUIT AND RELEASE OF ERRORS AND WITH THE GREATER OF FIVE PERCENT (5%) OF SUCH SUMS OR $10,000 ADDED AS A REASONABLE ATTORNEY’S FEE AND FOR DOING SO THIS NOTE OR A COPY VERIFIED BY AFFIDAVIT SHALL BE SUFFICIENT WARRANT. SUCH AUTHORITY AND POWER SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF, AND JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS THERE IS OCCASION THEREFOR.
BORROWER ACKNOWLEDGES THAT IT HAS BEEN OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE AND THAT IT KNOWINGLY WAIVES ITS RIGHT TO BE HEARD PRIOR TO THE ENTRY OF SUCH JUDGMENT AND UNDERSTANDS THAT, UPON SUCH ENTRY, SUCH JUDGMENT SHALL BECOME A LIEN ON ALL REAL PROPERTY OF BORROWER IN THE COUNTY WHERE SUCH JUDGMENT IS ENTERED.
Any payments received by the Bank on account of this Note shall, at the Bank’s option, be applied first, to accrued and unpaid interest; second, to the unpaid principal balance hereof; third to any costs, expenses or charges then owed to the Bank by the Borrower; and the balance to escrows, if any. Notwithstanding the foregoing, any payments received after the occurrence and during the continuance of an Event of Default shall be applied in such manner as the Bank may determine. The Borrower hereby authorizes the Bank to charge any deposit account which the Borrower may maintain with the Bank for any payment required hereunder without prior notice to the Borrower.

If pursuant to the terms of this Note, the Borrower is at any time obligated to pay interest on the principal balance at a rate in excess of the maximum interest rate permitted by applicable law for the loan evidenced by this Note, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.
The Borrower represents to the Bank that the proceeds of this Note will not be used for personal, family or household purposes or for the purpose of purchasing or carrying margin stock or margin securities within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.
The Borrower and each endorser and guarantor hereof grant to the Bank a continuing lien on and security interest in any and all deposits or other sums at any time credited by or due from the Bank or any Bank Affiliate (as hereinafter defined) to the Borrower and/or each endorser or guarantor hereof and any cash, securities, instruments or other property of the Borrower and each endorser and guarantor hereof in the possession of the Bank or any Bank Affiliate, whether for safekeeping or otherwise, or in transit to or from the Bank or any Bank Affiliate (regardless of the reason the Bank or Bank Affiliate had received the same or whether the Bank or Bank Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower and/or any endorser or guarantor hereof to the Bank or any Bank Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower or any endorser or guarantor hereof to the Bank or any Bank Affiliate at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Bank or any Bank Affiliate.
No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of every kind in connection with the delivery, acceptance, performance or enforcement of this Note and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable and waives all recourse to suretyship and guarantor defenses generally, including any defense based on impairment of collateral. To the maximum extent permitted by law, the Borrower and each endorser and guarantor of this Note waive and terminate any homestead rights and/or exemptions respecting any premises under the provisions of any applicable homestead laws, including without limitation, Title 42, Section 8123, of the Pennsylvania Consolidated Statutes Annotated.
Borrower hereby waives and releases all errors, defects and imperfections in any proceedings instituted by the Bank under the terms of this Note or any other loan documents, as well as all benefits that might accrue to the Borrower by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of such property, from attachment, levy or sale under execution or providing for any stay of execution, exemption from civil process or extension of time for payment, as well as the right of inquisition on any real estate that may be levied upon under a judgment obtained by virtue hereof, and Borrower hereby voluntarily condemns the same and authorizes the entry of such voluntary condemnation on any writ of execution issued thereon, and agrees that such real estate may be sold upon any such writ in whole or in part in any order desired by the Bank.
The Borrower and each endorser and guarantor of this Note shall indemnify, defend and hold the Bank and the Bank Affiliates and their directors, officers, employees, agents and attorneys (each an “Indemnitee”) harmless against any claim brought or threatened against any Indemnitee by the Borrower, by any endorser or guarantor, or by any other person (as well as from attorneys’ reasonable fees and expenses in connection therewith) on account of the Bank’s relationship with the Borrower or any endorser or guarantor hereof (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank’s selection, but at the expense of the Borrower and any endorser and/or guarantor), except for any claim arising out of the gross negligence or willful misconduct of the Bank.

The Borrower and each endorser and guarantor of this Note agree to pay, upon demand, costs of collection of all amounts under this Note including, without limitation, principal and interest, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, reasonable attorneys’ fees and expenses. Upon the occurrence and during the continuance of an Event of Default, interest shall accrue at a rate per annum equal to the aggregate of 5.0% plus the rate provided for herein. If any payment due under this Note is unpaid for 10 days or more, the Borrower shall pay, in addition to any other sums due under this Note (and without limiting the Bank’s other remedies on account thereof), a late charge equal to the greater of $35.00 or 5.0% of such unpaid amount. In addition the Borrower shall pay the Bank’s customary fee if any payment made on account of this Note is dishonored.
This Note shall be binding upon the Borrower and each endorser and guarantor hereof and upon their respective heirs, successors, assigns and legal representatives, and shall inure to the benefit of the Bank and its successors, endorsees and assigns.
The liabilities of the Borrower and each Borrower, if more than one, and any endorser or guarantor of this Note are joint and several; provided, however, the release by the Bank of the Borrower or any one or more endorsers or guarantors shall not release any other person obligated on account of this Note. Any and all present and future debts of the Borrower to any endorser or guarantor of this Note are subordinated to the full payment and performance of all present and future debts and obligations of the Borrower to the Bank. Each reference in this Note to the Borrower and each Borrower, if more than one, and endorser or guarantor of this Note, is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated, unless and until all liabilities, obligations and indebtedness to the Bank of the person from whom contribution is sought have been irrevocably satisfied in full. The release or compromise by the Bank of any collateral shall not release any person obligated on account of this Note.
The Borrower and each endorser and guarantor hereof each authorizes the Bank to complete this Note if delivered incomplete in any respect. A photographic or other reproduction of this Note may be made by the Bank, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.
The Borrower will from time to time execute and deliver to the Bank such documents, and take or cause to be taken, all such other further action, as the Bank may request in order to effect and confirm or vest more securely in the Bank all rights contemplated by this Note or any other loan documents related thereto (including, without limitation, to correct clerical errors) or to vest more fully in or assure to the Bank the security interest in any collateral securing this Note or to comply with applicable statute or law.
This Note shall be governed by federal law applicable to the Bank and, to the extent not preempted by federal law, the laws of the Commonwealth of Pennsylvania.
Any notices under or pursuant to this Note shall be deemed duly received and effective if delivered in hand to any officer or agent of the Borrower or Bank, or if mailed by registered or certified mail, return receipt requested, addressed to the Borrower or Bank at the address set forth in this Note or as any party may from time to time designate by written notice to the other party.

The term “Bank Affiliate” as used in this Note shall mean any “Affiliate” of the Bank or any lender acting as a participant under any loan arrangement between the Bank and the Borrower(s). The term “Affiliate” shall mean with respect to any person, (a) any person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person, or (b) any person who is a director or officer (i) of such person, (ii) of any subsidiary of such person, or (iii) any person described in clause (a) above. For purposes of this definition, control of a person shall mean the power, direct or indirect, (x) to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such person, or (y) to direct or cause the direction of the management and policies of such person whether by contract or otherwise. Control may be by ownership, contract, or otherwise.
The Borrower and each endorser and guarantor of this Note each irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in Pennsylvania, over any suit, action or proceeding arising out of or relating to this Note. Each of the Borrower and each endorser and guarantor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Each of the Borrower and each endorser and guarantor hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower’s, endorser’s or guarantor’s address shown below or as notified to the Bank and (ii) by serving the same upon the Borrower(s), endorser(s) or guarantor(s) in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Borrower or such endorser or guarantor.
THE BORROWER, EACH ENDORSER AND GUARANTOR AND THE BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE, ANY OF THE OBLIGATIONS OF THE BORROWER, EACH ENDORSER AND GUARANTOR TO THE BANK, AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREES NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN, WAIVED. THE BORROWER, EACH ENDORSER AND GUARANTOR AND THE BANK EACH CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

CONFESSION OF JUDGMENT
THE TERMS OF THIS NOTE INCLUDE A WARRANT OF ATTORNEY TO CONFESS JUDGMENT AND HAVE BEEN NEGOTIATED AND AGREED UPON IN A COMMERCIAL CONTEXT. BORROWER HAS FULLY REVIEWED THE WARRANT OF ATTORNEY TO CONFESS JUDGMENT WITH ITS OWN COUNSEL, AND IS KNOWINGLY AND VOLUNTARILY WAIVING CERTAIN RIGHTS IT WOULD OTHERWISE POSSESS, INCLUDING, BUT NOT LIMITED TO, THE RIGHT TO ANY NOTICE OF A HEARING PRIOR TO THE ENTRY OF JUDGMENT BY THE BANK PURSUANT TO THE FOREGOING WARRANT.
Executed as an instrument under seal as of Dec 13, 2010.

Borrower: Orbit/FR, Inc.
By:	/s/ Relland Winand
Relland Winand, CFO

By:	/s/ Per Iversen
Per Iversen, President & CEO

506 Prudential Road Horsham, Pennsylvania 19044 Borrower: Advanced ElectroMagnetics, Inc.
By:	/s/ Relland Winand
Relland Winand, CFO

By:	/s/ Per Iversen
Per Iversen, President & CEO

9311 Stevens Road San Tee, CA 92071

Borrower: Orbit Advanced Technologies, Inc.
By:	/s/ Relland Winand
Relland Winand, CFO

By:	/s/ Per Iversen
Per Iversen, President & CEO
506 Prudential Road Horsham, Pennsylvania 19044 Borrower: Flam & Russell Inc.
By:	/s/ Relland Winand
Relland Winand, CFO

By:	/s/ Per Iversen
Per Iversen, President & CEO

506 Prudential Road Horsham, Pennsylvania 19044

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